Exhibit 99.1

Contact:
Lorin Crenshaw	225.388.7322

Albemarle reports fourth quarter and full year 2014 results

BATON ROUGE, LA - January 28, 2015 –

Fourth quarter 2014 highlights:

•	Full year adjusted earnings of $4.20 per share, up 5% versus 2013; fourth quarter 2014 adjusted earnings of $0.99 per share.

•	Net sales of $2.45 billion for full year 2014, up 2% versus 2013; adjusted EBITDA grew 1% to $562 million, a 23% margin.

•	2014 cash flow from operations of $459.2 million, up 6% versus 2013 on lower working capital.

•	Completed acquisition of Rockwood on January 12, forming a premier specialty chemical company with leading positions in attractive end markets.

	Three Months Ended		Year Ended
	December 31,		December 31,
In thousands, except per share amounts	2014	2013	2014	2013
Net sales	$598,566	$639,635	$2,445,548	$2,394,270
Segment income	$127,212	$138,325	$539,175	$533,663
Net (loss) income from continuing operations	$(12,990)	$162,232	$230,437	$435,726
Net (loss) income attributable to Albemarle Corporation	$(18,508)	$155,933	$133,316	$413,171
Diluted (loss) earnings per share	$(0.24)	$1.91	$1.69	$4.90
Non-operating pension and OPEB items(a)	0.90	(1.09)	1.01	(1.10)
Special items(b)(c)(d)(e)(f)	0.30	0.27	0.62	0.26
Discontinued operations(g)	0.02	0.01	0.88	(0.05)
Adjusted diluted earnings per share(h)	$0.99	$1.09	$4.20	$4.01

See accompanying notes and reconciliations to the condensed consolidated financial information.

Albemarle Corporation (NYSE: ALB) reported a fourth quarter 2014 loss of $(18.5) million, or $(0.24) per share, compared to fourth quarter 2013 earnings of $155.9 million, or $1.91 per share. Fourth quarter 2014 included a mark-to-market (MTM) actuarial loss of $0.91 per share, mainly resulting from a lower discount rate and updated mortality tables included in the actuarial assumptions of the annual remeasurement of our pension and OPEB plans. We currently do not expect any required cash contributions to to our pension plans until 2021. Fourth quarter 2013 included a MTM actuarial gain of $1.08 per share, which reflected actuarial assumptions at the time of the remeasurement. Fourth quarter 2014 adjusted earnings were $77.4 million, or $0.99 per share, compared to $89.3 million, or $1.09 per share, for the fourth quarter of 2013 (see notes to the condensed consolidated financial information). The Company reported net sales of $598.6 million in the fourth quarter of 2014, down from net sales of $639.6 million in the fourth quarter of 2013, driven mainly by unfavorable currency exchange and pricing impacts across all our businesses, and lower volumes in Performance Chemicals.

Earnings for the full year 2014 were $133.3 million, or $1.69 per share, compared to $413.2 million, or $4.90 per share, for the full year 2013. Adjusted earnings for the full year 2014 were $332.1 million, or $4.20 per share, compared to $338.2 million, or $4.01 per share, for the full year 2013. Net sales for the full year 2014 were $2.45 billion, up from $2.39 billion for the full year 2013, driven mainly by favorable Catalyst Solutions pricing and volumes on strong demand, partly offset by lower volumes and pricing in Performance Chemicals and the unfavorable effects of currency exchange.

On January 12, 2015, Albemarle Corporation completed its acquisition of Rockwood Holdings, Inc., a Delaware corporation (“Rockwood”). Pursuant to the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), Rockwood became a wholly-owned subsidiary of Albemarle.

At the effective time of the merger, each outstanding share of Rockwood common stock, par value $0.01 per share (other than shares owned, directly or indirectly, by Albemarle, Rockwood or the Merger Sub, as defined in the Merger Agreement, and shares with respect to which appraisal rights were properly exercised and not withdrawn), was converted into the right to receive (a) $50.65 in cash, without interest, and (b) 0.4803 of a share of common stock, par value $0.01 per share, of Albemarle.

“Our fourth quarter financial results, driven by strong Catalyst Solutions performance, allowed us to deliver 5% adjusted earnings per share growth in 2014 – well within the range of our guidance,” said Albemarle president and CEO Luke Kissam. “In addition, we closed the Rockwood acquisition in early January and have already captured approximately $30 million in annualized synergies, which is in line with our expectations.”

Quarterly Segment Results

Performance Chemicals reported net sales of $302.6 million in the fourth quarter of 2014, a decrease of 9 percent from net sales in the fourth quarter of 2013 of $333.5 million, primarily on unfavorable Fine Chemistry Services and Specialty Chemicals volumes, Fire Safety Solutions pricing, and unfavorable impacts from currency exchange, partly offset by favorable volumes in Fire Safety Solutions. Segment income for Performance Chemicals was $60.2 million in the fourth quarter of 2014, a decrease of 8 percent from $65.7 million in the fourth quarter of 2013, driven by unfavorable Fire Safety Solutions pricing and higher manufacturing costs, partly offset by favorable volumes in Fire Safety Solutions.

Catalyst Solutions generated net sales of $295.9 million in the fourth quarter of 2014, a decrease of 3 percent from net sales in the fourth quarter of 2013 of $306.2 million, primarily on unfavorable mix and pricing in general, unfavorable Clean Fuels Technology volumes, and unfavorable currency impacts, partly offset by favorable Heavy Oil Upgrading and Performance Catalyst Solutions volumes. Catalyst Solutions segment income was $67.0 million in the fourth quarter of 2014, a decrease of 8 percent from fourth quarter 2013 results of $72.6 million, due primarily to unfavorable mix and pricing and higher variable costs, partly offset by favorable volume impacts and favorable results from our unconsolidated joint ventures.

Income Taxes

Our adjusted effective income tax rates, which exclude discontinued operations, special and non-operating pension and OPEB items, were 24.0 percent and 19.7 percent for the fourth quarter of 2014 and 2013, respectively, and 22.3 percent and 21.7 percent for the full year of 2014 and 2013, respectively. Our effective tax rate continues to be influenced by the level and geographic mix of income, and benefits from a favorable mix of income in lower tax jurisdictions.

Cash Flow

Our cash flow from operations was approximately $459.2 million for the year ended December 31, 2014, up 6 percent versus the same period in 2013 on lower working capital. We had $2.5 billion in cash and cash equivalents at December 31, 2014, of which approximately $1.9 billion related to net proceeds from the issuance of senior notes during the fourth quarter 2014 in anticipation of the Rockwood acquisition. During the year ending December 31, 2014, cash on hand and cash provided by operations funded capital expenditures for plant, machinery and equipment of approximately $110.6 million, dividends to shareholders of $84.1 million, dividends to noncontrolling interests of $15.5 million and $150.0 million for repurchases of approximately 2.2 million shares of our common stock pursuant to the terms of our accelerated share repurchase programs entered into in the first and second quarters of 2014. Additionally, in the third quarter of 2014 we closed the sale of our antioxidant, ibuprofen and propofol businesses and assets for net proceeds of $104.7 million. A post-closing working capital settlement of $7.6 million was received in the first quarter of 2015.

During the fourth quarter of 2014, we issued a series of senior notes consisting of (i) $250 million aggregate principal amount of 3.000% senior notes due 2019, (ii) $425 million aggregate principal amount of 4.150% senior notes due 2024, (iii) $350 million aggregate principal amount of 5.450% senior notes due 2044 and (iv) €700 million aggregate principal amount of 1.875% senior notes due 2021. The net proceeds from the issuance of the senior notes, together with other borrowings, have been used primarily to finance the aggregate cash consideration of Rockwood acquisition, pay related fees and expenses and will also be used to repay our $325 million senior notes which mature on February 1, 2015. Also in the fourth quarter of 2014, we settled a forward starting interest rate swap which resulted in a payment of $33.4 million.

The Company ended the fourth quarter of 2014 with a Consolidated Leverage Ratio of approximately 2.5x, as defined by the first amendment to the Credit Agreement dated as of February 7, 2014. This amendment, dated August 15, 2014, among other changes, revised the definition of Consolidated Funded Debt to exclude Specified Senior Notes to the extent such notes include a “special mandatory redemption” provision requiring the Company to redeem them if (i) the Rockwood Acquisition was not consummated on or prior to May 15, 2015 or (ii) the Rockwood Acquisition Agreement terminated in accordance with its terms. Of the $1.9 billion of senior notes the Company raised during the fourth quarter of 2014, approximately $1.4 billion are Specified Senior Notes and excluded from Consolidated Funded Debt for the quarter ending December 31, 2014 for covenant purposes. This amendment effectively enabled the Company to pre-fund the financing required to close the Rockwood acquisition.

Earnings Call

The Company’s performance for the fourth quarter and full year ended December 31, 2014 will be discussed on a conference call at 10:00 AM Eastern time on January 29, 2015. The call can be accessed by dialing 888-713-4209 (International Dial-In # 617-213-4863), and entering conference ID 68967608. The Company’s earnings presentation and supporting material can be accessed through Albemarle’s website under Investors at www.albemarle.com.

About Albemarle

Albemarle Corporation, headquartered in Baton Rouge, Louisiana, is a premier specialty chemicals company with leading positions in attractive end markets around the world. With a broad customer reach and diverse end markets, Albemarle develops, manufactures and markets technologically advanced and high value added products, including lithium and lithium compounds, bromine and derivatives, catalysts and surface treatment chemistries used in a wide range of applications including consumer electronics, flame retardants, metal processing, plastics, contemporary and alternative transportation vehicles, refining, pharmaceuticals, agriculture, construction and custom chemistry services. Albemarle is focused on delivering differentiated, performance-based technologies that deliver innovative and sustainable solutions to its customers. The Company employs approximately 6,900 people and serves customers in approximately 100 countries. Albemarle regularly posts information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, Regulation G reconciliations, SEC filings and other information regarding the Company, its businesses and the markets it serves.

Forward-Looking Statements

Some of the information presented in this press release and the conference call and discussions that follow, including, without limitation, statements with respect to the transaction with Rockwood and the anticipated consequences and benefits of the transaction, product development, changes in productivity, market trends, price, expected growth and earnings, input costs, surcharges, tax rates, stock repurchases, dividends, cash flow generation, costs and cost synergies, portfolio diversification, economic trends, outlook and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially include, without limitation: changes in economic and business conditions; changes in financial and operating performance of our major customers and industries and markets served by us; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for our products; limitations or prohibitions on the manufacture and sale of our products; availability of raw materials; changes in the cost of raw materials and energy; changes in our markets in general; fluctuations in foreign currencies; changes in laws and government regulation impacting our operations or our products; the occurrence of claims or litigation; the occurrence of natural disasters; the inability to maintain current levels of product or premises liability insurance or the denial of such coverage; political unrest affecting the global economy; political instability affecting our manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of our earnings and changes in tax laws and rates; changes in monetary policies, inflation or interest rates; volatility and substantial uncertainties in the debt and equity markets; technology or intellectual property infringement; decisions we may make in the future; the ability to successfully operate and integrate Rockwood’s operations and realize estimated synergies; and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in the joint proxy statement / prospectus we filed in connection with the transaction with Rockwood, and in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release. We assume no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Albemarle Corporation and Subsidiaries
Consolidated Statements of Income
(In Thousands Except Per Share Amounts) (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net sales	$598,566	$639,635	$2,445,548	$2,394,270
Cost of goods sold(a)	436,126	386,356	1,674,700	1,543,799
Gross profit	162,440	253,279	770,848	850,471
Selling, general and administrative expenses(a)	144,008	(28,479)	355,135	158,189
Research and development expenses	21,394	21,287	88,310	82,246
Restructuring and other charges, net(b)	5,322	33,361	25,947	33,361
Acquisition and integration related costs(c)	15,054	—	30,158	—
Operating (loss) profit	(23,338)	227,110	271,298	576,675
Interest and financing expenses(d)	(15,103)	(9,224)	(41,358)	(31,559)
Other expenses, net(e)	(10,307)	(527)	(16,761)	(6,674)
(Loss) income from continuing operations before income taxes and equity in net income of unconsolidated investments	(48,748)	217,359	213,179	538,442
Income tax (benefit) expense(f)	(28,216)	61,548	18,484	134,445
(Loss) income from continuing operations before equity in net income of unconsolidated investments	(20,532)	155,811	194,695	403,997
Equity in net income of unconsolidated investments (net of tax)	7,542	6,421	35,742	31,729
Net (loss) income from continuing operations	(12,990)	162,232	230,437	435,726
(Loss) income from discontinued operations (net of tax)(g)	(1,058)	(886)	(69,531)	4,108
Net (loss) income	(14,048)	161,346	160,906	439,834
Net income attributable to noncontrolling interests	(4,460)	(5,413)	(27,590)	(26,663)
Net (loss) income attributable to Albemarle Corporation	$(18,508)	$155,933	$133,316	$413,171
Basic (loss) earnings per share
Continuing operations	$(0.22)	$1.93	$2.57	$4.88
Discontinued operations	(0.02)	(0.01)	(0.88)	0.05
	$(0.24)	$1.92	$1.69	$4.93
Diluted (loss) earnings per share
Continuing operations	$(0.22)	$1.92	$2.57	$4.85
Discontinued operations	(0.02)	(0.01)	(0.88)	0.05
	$(0.24)	$1.91	$1.69	$4.90
Weighted-average common shares outstanding – basic	78,144	81,226	78,696	83,839
Weighted-average common shares outstanding – diluted	78,545	81,713	79,102	84,322

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In Thousands) (Unaudited)

	December 31,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$2,489,768	$477,239
Other current assets	859,082	1,005,676
Total current assets	3,348,850	1,482,915
Property, plant and equipment	2,620,670	2,972,084
Less accumulated depreciation and amortization	1,388,802	1,615,015
Net property, plant and equipment	1,231,868	1,357,069
Other assets and intangibles	642,385	744,813
Total assets	$5,223,103	$3,584,797
LIABILITIES AND EQUITY
Current portion of long-term debt	$711,096	$24,554
Other current liabilities	428,790	411,809
Total current liabilities	1,139,886	436,363
Long-term debt	2,223,035	1,054,310
Other noncurrent liabilities	314,663	222,160
Deferred income taxes	56,884	129,188
Albemarle Corporation shareholders’ equity	1,359,465	1,627,361
Noncontrolling interests	129,170	115,415
Total liabilities and equity	$5,223,103	$3,584,797

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries
Selected Consolidated Cash Flow Data
(In Thousands) (Unaudited)

	Year Ended
	December 31,
	2014	2013
Cash and cash equivalents at beginning of year	$477,239	$477,696
Cash and cash equivalents at end of year	$2,489,768	$477,239
Sources of cash and cash equivalents:
Net income	$160,906	$439,834
Cash proceeds from divestitures	104,718	—
Proceeds from issuance of senior notes	1,888,197	—
Proceeds from borrowings of other long-term debt	—	117,000
Proceeds from other borrowings, net	—	398,544
Dividends received from unconsolidated investments and nonmarketable securities	40,688	21,632
Working capital changes	57,160	—
Uses of cash and cash equivalents:
Working capital changes	—	(31,003)
Capital expenditures	(110,576)	(155,346)
Repurchases of common stock	(150,000)	(582,298)
Repayments of long-term debt	(6,017)	(135,733)
Payment for settlement of interest rate swap	(33,425)	—
Dividends paid to shareholders	(84,102)	(78,107)
Dividends paid to noncontrolling interests	(15,535)	(10,014)
Pension and postretirement contributions	(13,916)	(13,294)
Non-cash and other items:
Depreciation and amortization	103,572	107,370
Loss on disposal of businesses	85,515	—
Pension and postretirement expense (benefit)	133,681	(132,707)
Equity in net income of unconsolidated investments	(35,742)	(31,729)

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries
Consolidated Summary of Segment Results
(In Thousands) (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net sales:
Performance Chemicals	$302,635	$333,462	$1,351,596	$1,392,664
Catalyst Solutions	295,931	306,173	1,093,952	1,001,606
Total net sales	$598,566	$639,635	$2,445,548	$2,394,270
Segment operating profit:
Performance Chemicals	$61,892	$68,610	$306,616	$334,275
Catalyst Solutions	62,238	68,707	224,407	194,322
Total segment operating profit	124,130	137,317	531,023	528,597
Equity in net income of unconsolidated investments:
Performance Chemicals	2,747	2,504	10,068	8,875
Catalyst Solutions	4,795	3,917	25,674	22,854
Total equity in net income of unconsolidated investments	7,542	6,421	35,742	31,729
Net income attributable to noncontrolling interests:
Performance Chemicals	(4,460)	(5,413)	(27,590)	(26,663)
Total net income attributable to noncontrolling interests	(4,460)	(5,413)	(27,590)	(26,663)
Segment income:
Performance Chemicals	60,179	65,701	289,094	316,487
Catalyst Solutions	67,033	72,624	250,081	217,176
Total segment income	127,212	138,325	539,175	533,663
Corporate & other(a)	(127,092)	123,154	(203,620)	81,439
Restructuring and other charges, net(b)	(5,322)	(33,361)	(25,947)	(33,361)
Acquisition and integration related costs(c)	(15,054)	—	(30,158)	—
Interest and financing expenses(d)	(15,103)	(9,224)	(41,358)	(31,559)
Other expenses, net(e)	(10,307)	(527)	(16,761)	(6,674)
Income tax benefit (expense)(f)	28,216	(61,548)	(18,484)	(134,445)
(Loss) income from discontinued operations (net of tax)(g)	(1,058)	(886)	(69,531)	4,108
Net (loss) income attributable to Albemarle Corporation	$(18,508)	$155,933	$133,316	$413,171

See accompanying notes to the condensed consolidated financial information.

Notes to the Condensed Consolidated Financial Information

(a)	Non-operating pension and OPEB items, consisting of MTM actuarial gains/losses as well as interest cost and expected return on assets, were included in Corporate & other as follows:

•
For the three months ended December 31, 2014 and 2013, net charges (benefits) amounted to $111.3 million ($71.0 million after income taxes, or $0.90 per share) and $(140.8) million ($89.5 million after income taxes, or $1.09 per share), respectively. The MTM actuarial loss (gain) was $112.6 million ($71.8 million after income taxes, or $0.91 per share) and $(139.0) million ($88.3 million after income taxes, or $1.08 per share) for the three months ended December 31, 2014 and 2013, respectively, and resulted from the annual remeasurement of the plans in the fourth quarter. MTM actuarial gains/losses recorded in the fourth quarter may differ from the year-to-date amounts to the extent that remeasurements occurred in previous quarters.

•
For the year ended December 31, 2014 and 2013, net charges (benefits) amounted to $125.5 million ($80.0 million after income taxes, or $1.01 per share) and $(146.2) million ($92.8 million after income taxes, or $1.10 per share), respectively. The MTM actuarial loss (gain) was $130.8 million ($83.3 million after income taxes, or $1.05 per share) and $(139.0) million ($88.3 million after income taxes, or $1.05 per share) for the years ended December 31, 2014 and 2013, respectively, and resulted from the annual remeasurement of the plans in the fourth quarter.

Although non-operating pension and OPEB items are included in cost of goods sold and selling, general and administrative expenses in accordance with GAAP, we believe that these components of pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses. Non-operating pension and OPEB items included in cost of goods sold and selling, general and administrative expenses were as follows (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cost of goods sold:
MTM actuarial loss (gain)	$30.7	$(42.7)	$36.4	$(42.7)
Interest cost and expected return on assets, net	(0.4)	(0.8)	(1.9)	(3.1)
Total	$30.3	$(43.5)	$34.5	$(45.8)

Selling, general and administrative expenses:
MTM actuarial loss (gain)	$81.9	$(96.3)	$94.4	$(96.3)
Interest cost and expected return on assets, net	(0.9)	(1.0)	(3.4)	(4.1)
Total	$81.0	$(97.3)	$91.0	$(100.4)

(b)	Restructuring and other charges consisted of the following:

For the three months ended December 31, 2014 -

•	Net charges of $6.5 million ($4.3 million after income taxes, or $0.05 per share) in connection with a reduction of aluminum alkyls high cost supply capacity.

•	Net adjustments of ($1.2) million ($0.9 million after taxes, or $0.01 per share) associated with the finalization of the workforce reduction plan initiated in the fourth quarter of 2013.

For the year ended December 31, 2014 -

•	Net charges amounting to $23.5 million ($15.5 million after income taxes, or $0.20 per share) in connection with a reduction of aluminum alkyls high cost supply capacity.

•
Charges of $3.3 million ($2.1 million after income taxes, or $0.03 per share) related to the write-off of certain multi-product facility project costs that we do not expect to recover in future periods.

•	Net adjustments of ($1.2) million ($0.9 million after taxes, or $0.01 per share) associated with the finalization of the workforce reduction plan initiated in the fourth quarter of 2013.

•	Other charges of $0.3 million ($0.2 million after income taxes).

For the three months and year ended December 31, 2013 -

•
Charges of $33.4 million ($21.9 million after income taxes, or $0.27 per share in the fourth quarter and $0.26 per share for the year) for termination benefits related to the workforce reduction plan initiated in the fourth quarter of 2013.

(c)	Acquisition and integration related costs consisted of the following:

For the three months ended December 31, 2014 -

•	Transaction and integration fees related to the acquisition of Rockwood of $14.3 million ($9.0 million after income taxes, or $0.11 per share).

•	Acquisition-related costs on other significant projects of $0.8 million ($0.5 million after income taxes, or $0.01 per share).

For the year ended December 31, 2014 -

•	Transaction and integration fees related to the acquisition of Rockwood of $23.6 million ($14.9 million after income taxes, or $0.19 per share).

•	Acquisition-related costs on other significant projects of $6.6 million ($4.2 million after income taxes, or $0.05 per share).

(d)
Included in Interest and financing expenses for the three months and year ended December 31, 2014 was $4.5 million ($2.8 million after income taxes, or $0.04 per share) for interest and financing expenses incurred from our new senior notes issued during the fourth quarter 2014 in connection with the acquisition of Rockwood, which did not close until January 2015.

(e)
Included in Other expenses, net for the three months and year ended December 31, 2014 was $10.7 million ($6.7 million after income taxes, or $0.09 per share) and $17.7 million ($11.2 million after income taxes, or $0.14 per share), respectively, for amortization of bridge facility fees and other financing fees related to the acquisition of Rockwood as well as ($0.2) million ($0.1 million after income taxes) for interest income earned on the cash proceeds of the new senior notes issued in connection with the acquisition of Rockwood.

(f)
Included in Income tax (benefit) expense for the three months and year ended December 31, 2014 was $1.6 million, or $0.02 per share, of income tax expense associated with the restructure of a Brazilian entity in anticipation of the acquisition of Rockwood. Also included in Income tax (benefit) expense for the year ended December 31, 2014 were discrete net tax benefit items of ($2.1) million, or ($0.03) per share, related principally to the expiration of statutes of limitations.

(g)
On September 1, 2014, the Company closed the sale of its antioxidant, ibuprofen and propofol businesses and assets to SI Group, Inc and received net proceeds of $104.7 million and a post-closing working capital settlement of $7.6 million which was received in the first quarter of 2015. Financial results of the disposal group have been presented as discontinued operations in the consolidated statements of income for all periods presented. Included in (Loss) income from discontinued operations are pre-tax charges of $85.5 million ($65.7 million after income taxes, or $0.83 per share) recorded for the year ended December 31, 2014 related to the loss on the sale of the disposal group, representing the difference between the carrying value of the related assets and their fair value as determined by the sales price less estimated costs to sell. The loss is primarily attributable to goodwill, intangibles and long-lived assets, net of cumulative foreign currency translation gains of $17.8 million.

(h)	Totals may not add due to rounding. Items included in footnotes (b) through (f) above have been aggregated and are referred to as “special items” in other sections of this press release.

Additional Information

It should be noted that adjusted net income attributable to Albemarle Corporation (“adjusted earnings”), adjusted diluted earnings per share, adjusted effective income tax rates, segment operating profit, segment income, EBITDA, adjusted EBITDA, adjusted EBITDA by operating segment, EBITDA margin and adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These measures are presented here to provide additional useful measurements to review our operations, provide transparency to investors and enable period-to-period comparability of financial performance.

A description of other non-GAAP financial measures that we use to evaluate our operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the Investors section of our website at www.albemarle.com, under “Non-GAAP Reconciliations” under “Financials.” Also, see attached for supplemental reconciliations of our segment operating profit and segment income amounts to GAAP Operating (loss) profit and GAAP Net (loss) income attributable to Albemarle Corporation (“earnings”), respectively; adjusted earnings, EBITDA and adjusted EBITDA to Net (loss) income attributable to Albemarle Corporation and adjusted EBITDA by operating segment to GAAP Operating (loss) profit.

ALBEMARLE CORPORATION AND SUBSIDIARIES
Non-GAAP Reconciliations
(In Thousands)
(Unaudited)

Our segment information includes measures we refer to as segment operating profit, segment income, EBITDA, adjusted EBITDA and adjusted EBITDA by operating segment, which are financial measures that are not required by, or presented in accordance with, GAAP. The Company has reported segment operating profit, segment income, EBITDA, adjusted EBITDA and adjusted EBITDA by operating segment because management believes that these financial measures provide transparency to investors and enable period-to-period comparability of financial performance. Segment operating profit, segment income, EBITDA, adjusted EBITDA and adjusted EBITDA by operating segment should not be considered as alternatives to Operating (loss) profit or Net (loss) income attributable to Albemarle Corporation, as determined in accordance with GAAP.

See below for a reconciliation of segment operating profit and segment income, the non-GAAP financial measures, to Operating (loss) profit and Net (loss) income attributable to Albemarle Corporation, respectively, the most directly comparable financial measures calculated and reported in accordance with GAAP.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Total segment operating profit	$124,130	$137,317	$531,023	$528,597
Corporate & other	(127,092)	123,154	(203,620)	81,439
Restructuring and other charges, net	(5,322)	(33,361)	(25,947)	(33,361)
Acquisition and integration related costs	(15,054)	—	(30,158)	—
GAAP Operating (loss) profit	$(23,338)	$227,110	$271,298	$576,675
Total segment income	$127,212	$138,325	$539,175	$533,663
Corporate & other	(127,092)	123,154	(203,620)	81,439
Restructuring and other charges, net	(5,322)	(33,361)	(25,947)	(33,361)
Acquisition and integration related costs	(15,054)	—	(30,158)	—
Interest and financing expenses	(15,103)	(9,224)	(41,358)	(31,559)
Other expenses, net	(10,307)	(527)	(16,761)	(6,674)
Income tax benefit (expense)	28,216	(61,548)	(18,484)	(134,445)
(Loss) income from discontinued operations	(1,058)	(886)	(69,531)	4,108
GAAP Net (loss) income attributable to Albemarle Corporation	$(18,508)	$155,933	$133,316	$413,171

See below for a reconciliation of adjusted net income attributable to Albemarle Corporation (“adjusted earnings”), EBITDA and adjusted EBITDA, the non-GAAP financial measures, to Net (loss) income attributable to Albemarle Corporation, the most directly comparable financial measure calculated and reported in accordance with GAAP. Adjusted net income attributable to Albemarle Corporation is defined as Net (loss) income attributable to Albemarle Corporation before discontinued operations and the special and non-operating pension and OPEB items as listed below. EBITDA is defined as Net (loss) income attributable to Albemarle Corporation before interest and financing expenses, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before discontinued operations and the special and non-operating pension and OPEB items as listed below.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net (loss) income attributable to Albemarle Corporation	$(18,508)	$155,933	$133,316	$413,171
Add back:
Non-operating pension and OPEB items (net of tax)	70,978	(89,464)	79,994	(92,829)
Special items (net of tax)	23,906	21,945	49,307	21,945
Loss (income) from discontinued operations (net of tax)	1,058	886	69,531	(4,108)
Adjusted net income attributable to Albemarle Corporation	$77,434	$89,300	$332,148	$338,179

Net (loss) income attributable to Albemarle Corporation	$(18,508)	$155,933	$133,316	$413,171
Add back:
Interest and financing expenses	15,103	9,224	41,358	31,559
Income tax (benefit) expense (from continuing and discontinued operations)	(27,158)	61,406	(2,424)	136,322
Depreciation and amortization	25,228	27,893	103,572	107,370
EBITDA	(5,335)	254,456	275,822	688,422
Non-operating pension and OPEB items	111,321	(140,818)	125,462	(146,193)
Special items (excluding special items associated with interest expense)	30,847	33,361	73,597	33,361
Loss (income) from discontinued operations	—	1,028	90,439	(5,985)
Less depreciation and amortization from discontinued operations	—	(2,985)	(3,165)	(12,054)
Adjusted EBITDA	$136,833	$145,042	$562,155	$557,551

Net sales	$598,566	$639,635	$2,445,548	$2,394,270
EBITDA Margin	(0.9)%	39.8%	11.3%	28.8%
Adjusted EBITDA Margin	22.9%	22.7%	23.0%	23.3%

See below for a reconciliation of adjusted EBITDA by operating segment, the non-GAAP financial measure, to Operating (loss) profit, the most directly comparable financial measure calculated and reporting in accordance with GAAP. Adjusted EBITDA by operating segment is defined as Operating (loss) profit, excluding depreciation and amortization, and adjusted for special and non-operating pension and OPEB items as listed below, plus Equity in net income (loss) of unconsolidated investments, less Net income attributable to noncontrolling interests. Adjusted EBITDA for the Corporate & other segment also includes Other expenses, net.

	Performance Chemicals	Catalyst Solutions	Corporate & Other	Consolidated
Three months ended December 31, 2014:
Operating profit	$61,892	$62,238	$(147,468)	$(23,338)
Depreciation and amortization	11,798	12,227	1,203	25,228
Other expenses, net	—	—	(10,307)	(10,307)
Special items (excluding special items associated with interest expense)	—	—	30,847	30,847
Non-operating pension and OPEB items	—	—	111,321	111,321
Equity in net income of unconsolidated investments	2,747	4,795	—	7,542
Net income attributable to noncontrolling interests	(4,460)	—	—	(4,460)
Adjusted EBITDA by operating segment	$71,977	$79,260	$(14,404)	$136,833

Three months ended December 31, 2013:
Operating profit	$68,610	$68,707	$89,793	$227,110
Depreciation and amortization	11,347	12,961	600	24,908
Other expenses, net	—	—	(527)	(527)
Special items (excluding special items associated with interest expense)	—	—	33,361	33,361
Non-operating pension and OPEB items	—	—	(140,818)	(140,818)
Equity in net income of unconsolidated investments	2,504	3,917	—	6,421
Net income attributable to noncontrolling interests	(5,413)	—	—	(5,413)
Adjusted EBITDA by operating segment	$77,048	$85,585	$(17,591)	$145,042

Year ended December 31, 2014:
Operating profit	$306,616	$224,407	$(259,725)	$271,298
Depreciation and amortization	48,233	49,622	2,552	100,407
Other expenses, net	—	—	(16,761)	(16,761)
Special items (excluding special items associated with interest expense)	—	—	73,597	73,597
Non-operating pension and OPEB items	—	—	125,462	125,462
Equity in net income of unconsolidated investments	10,068	25,674	—	35,742
Net income attributable to noncontrolling interests	(27,590)	—	—	(27,590)
Adjusted EBITDA by operating segment	$337,327	$299,703	$(74,875)	$562,155

Year ended December 31, 2013:
Operating profit	$334,275	$194,322	$48,078	$576,675
Depreciation and amortization	43,472	49,656	2,188	95,316
Other expenses, net	—	—	(6,674)	(6,674)
Special items (excluding special items associated with interest expense)	—	—	33,361	33,361
Non-operating pension and OPEB items	—	—	(146,193)	(146,193)
Equity in net income of unconsolidated investments	8,875	22,854	—	31,729
Net income attributable to noncontrolling interests	(26,663)	—	—	(26,663)
Adjusted EBITDA by operating segment	$359,959	$266,832	$(69,240)	$557,551